Exhibit j(i) under Form N-1A

                                              Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information for Federated Corporate Bond Strategy Portfolio and Federated Mortgage Strategy Portfolio (collectively, the "Funds") in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-128884) of Federated Managed Pool Series and to the incorporation by reference of our reports, dated February 18, 2008, on Federated Corporate Bond Strategy Portfolio and Federated Mortgage Strategy Portfolio (two of the portfolios constituting Federated Managed Pool Series) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2007.



                                               /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 25, 2008